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                                                                   Exhibit 23.9

                        CONSENT TO SERVE AS A DIRECTOR

    In the event Avalon Properties, Inc. is merged (the "Merger") with and into Bay Apartment Communities, Inc. (the "Company"), I hereby agree to serve as a director of the Company, which will be renamed Avalon Bay Communities, Inc. following the Merger. I also agree to the inclusion of the references to me in the Company's registration statement on Form S-4 and any prospectus included therein as a person who has agreed to serve as a director of the Company.


                                       /s/ Lance R. Primis
                                       ----------------------
                                       Lance R. Primis
                                       May 3, 1998